                                                                 Exhibit (a)(4)
                           NEW ENGLAND FUNDS TRUST III

                        Amendment No. 3 to the Agreement
                            and Declaration of Trust

      The undersigned, being at least a majority of the Trustees of New England Funds Trust III (the "Trust"), having determined it to be consistent with the fair and equitable treatment of all shareholders of the Trust, hereby amend the Trust's Agreement and Declaration of Trust, as amended by Amendments No. 1 and 2 thereto (the "Declaration of Trust"), a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts, as follows:

      1. The name of the Trust is hereby amended to be "Nvest Funds Trust III."

      2. The first sentence of Section 6 of Article III of the Declaration of Trust is hereby amended to read in its entirety as follows:

      Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of an Series or class, each of the following Series shall be, and is hereby, established and designated as a Multi-Class Series: (1) Nvest Equity Income Fund, (2) Nvest Bullseye Fund,
      (3) Nvest Core Equity Fund, (4) Nvest Stock and Bond Fund, (5) Nvest Select Fund, (6) Nvest Small Cap Value Fund, (7) Nvest Small Cap Growth Fund and (8) Nvest Total Return Bond Fund.

      The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto set our hand for ourselves and for our successors and assigns as of the 12th day of November, 1999.

/s/ Graham T. Allison, Jr.                /s/ Sandra O. Moose
--------------------------                ------------------------
Graham T. Allison, Jr.                    Sandra O. Moose

/s/ Daniel M. Cain                        /s/ John A. Shane
--------------------------                ------------------------
Daniel M. Cain                            John A. Shane

/s/ Kenneth J. Cowan                      /s/ Peter S. Voss
--------------------------                ------------------------
Kenneth J. Cowan                          Peter S. Voss

/s/ Richard Darman                        /s/ Pendleton P. White
--------------------------                ------------------------
Richard Darman                            Pendleton P. White